UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2020

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2020, Silgan Holdings Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. and Merrill Lynch International, on behalf of themselves and as representatives of the other Initial Purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchasers in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, (i) $200 million aggregate principal amount of its 4 1/8% Senior Notes due 2028 (the “Additional 4 1/8% US Dollar Notes”) at 99.5 percent of their principal amount, plus accrued and unpaid interest from November 12, 2019, as an add-on issuance under its indenture for its previously issued $400 million aggregate principal amount of its 4 1/8% Senior Notes due 2028 and (ii) €500 million aggregate principal amount of its 2 1/4% Senior Notes due 2028 at 100 percent of their principal amount (the “2 1/4% Euro Notes”; and, together with the Additional 4 1/8% US Dollar Notes, the “Notes”). The closing for the sale of the Notes is subject to customary conditions and is expected to occur on or about February 26, 2020. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The net proceeds from the offering of the Notes will be approximately $735.1 million after deducting the Initial Purchasers’ discount and estimated offering expenses (which net proceeds does not include pre-issuance interest deemed to have accrued on the Additional 4 1/8% US Dollar Notes to the closing date for the sale of the Additional 4 1/8% US Dollar Notes which is to be paid by the Initial Purchasers of the Additional 4 1/8% US Dollar Notes). The Company intends to use the net proceeds from the sale of the Notes to prepay most of its outstanding U.S. A term loans under its senior secured credit facility.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Section 8—Other Events

Item 8.01	Other Events.

On February 19, 2020, the Company issued a press release announcing the pricing for the Notes. A copy of this press release is furnished herewith as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1

Purchase Agreement, dated February 19, 2020, among Silgan Holdings Inc. and BofA Securities, Inc. and Merrill Lynch International, on behalf of themselves and as representatives of the Initial Purchasers named therein.

99.1	Press Release dated February 19, 2020 announcing pricing of new senior notes offerings.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: February 20, 2020

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